Exhibit 99.1

Contango ORE, Inc. Announces Results of the Annual Meeting of Stockholders; Calendar Year 2021 Budget for Joint Venture Company

HOUSTON--(BUSINESS WIRE)--December 11, 2020--Contango ORE, Inc. (“CORE” or the “Company”) (OTCQB: CTGO) announced today that the Company held its annual meeting of stockholders on December 11, 2020 and the following directors were elected to serve until the 2021 annual meeting of stockholders:

Brad Juneau
Rick Van Nieuwenhuyse
Joseph S. Compofelice
Joseph G. Greenberg
Richard A. Shortz

The following proposals were also approved by the stockholders:

  The ratification of the appointment of Moss Adams LLP as the independent auditors of the Company for the fiscal year ending June 30, 2021;
  The approval of an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of its common stock from 30,000,000 shares to 45,000,000 shares;
  The approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers;
  The approval, on a non-binding advisory basis, of an annual advisory vote on the compensation of the Company’s named executive officers; and
  The grant of discretionary authority to the Chairman of the Annual Meeting to adjourn the Annual Meeting, if necessary to solicit additional proxies.

Additionally, the Company’s Board of Directors re-appointed the following officers of the Company:

Brad Juneau - Executive Chairman of the Board

Rick Van Nieuwenhuyse - President and Chief Executive Officer

Leah Gaines - Vice President, Chief Financial Officer, Chief Accounting Officer, Treasurer and Secretary

On December 10, 2020, the Management Committee of Peak Gold, LLC (“Peak Gold”), the Company’s joint venture with Kinross Gold Corporation (“Kinross”) approved a total budget of $18 million for calendar year 2021 to undertake in-fill drilling, engineering and environmental studies necessary to complete a Feasibility level study, additional exploration, community relations and ready the project for formal permitting. The Company’s proportionate share of the approved budget is approximately $5.4 million.

Rick Van Nieuwenhuyse, the Company’s President and CEO commented, “CORE’s stockholders have overwhelmingly supported the board and management as we chart a clear path to achieve commercial production at the Peak Gold project along with our partners at Kinross Gold and the Tetlin Alaska Native Tribe. We are completing an expected $3.6 million fourth quarter calendar year drill and environmental program at the Peak Gold site. We have also approved an $18 million Peak Gold budget (CORE’s share is $5.4 million) for calendar year 2021 to undertake in-fill drilling, engineering and environmental studies necessary to complete a Feasibility level study, additional exploration, community relations and ready the project for formal permitting. It is exciting to see the tangible progress being made to advance the Peak Gold resource.”

ABOUT CORE

CORE is a Houston-based company that engages in the exploration in Alaska for gold and associated minerals through a 30% interest in Peak Gold, LLC, which leases approximately 675,000 acres for exploration and development and through Contango Minerals Alaska, LLC, its wholly owned subsidiary which leases approximately 168,000 acres for exploration. Additional information can be found on our web page at www.contangoore.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements regarding CORE that are intended to be covered by the safe harbor “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995, based on CORE’s current expectations and includes statements regarding future results of operations, quality and nature of the asset base, the assumptions upon which estimates are based and other expectations, beliefs, plans, objectives, assumptions, strategies or statements about future events or performance (often, but not always, using words such as “expects”, “projects”, “anticipates”, “plans”, “estimates”, “potential”, “possible”, “probable”, or “intends”, or stating that certain actions, events or results “may”, “will”, “should”, or “could” be taken, occur or be achieved). Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those, reflected in the statements. These risks include, but are not limited to: the risks of the exploration and the mining industry (for example, operational risks in exploring for, developing mineral reserves; risks and uncertainties involving geology; the speculative nature of the mining industry; the uncertainty of estimates and projections relating to future production, costs and expenses; the volatility of natural resources prices, including prices of gold and associated minerals; the existence and extent of commercially exploitable minerals in properties acquired by CORE or Peak Gold LLC; ability to realize the anticipated benefits of the recent transactions with an affiliate of Kinross; disruption from the transactions and transition of the Joint Venture Company’s management to an affiliate of Kinross, including as it relates to maintenance of business and operational relationships; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; the interpretation of exploration results and the estimation of mineral resources; the loss of key employees or consultants; health, safety and environmental risks and risks related to weather and other natural disasters); uncertainties as to the availability and cost of financing; CORE’s inability to retain or maintain its relative ownership interest in the Joint Venture; inability to realize expected value from acquisitions; inability of our management team to execute its plans to meet its goals; the extent of disruptions caused by the COVID-19 outbreak; and the possibility that government policies may change, political developments may occur or governmental approvals may be delayed or withheld, including as a result of the recent presidential and congressional elections in the U.S. or the inability to obtain mining permits. Additional information on these and other factors which could affect CORE’s exploration program or financial results are included in CORE’s other reports on file with the U.S. Securities and Exchange Commission. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the projections in the forward-looking statements. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. CORE does not assume any obligation to update forward-looking statements should circumstances or management’s estimates or opinions change.

Contacts

Contango ORE, Inc.
Rick Van Nieuwenhuyse
(713) 877-1311
www.contangoore.com